UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2021 ( May 11, 2021 )

ProShares Trust II

(Exact name of registrant as specified in its charter)

Delaware	001-34200	87-6284802
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Michael L. Sapir

c/o ProShare Capital Management LLC

7501 Wisconsin Avenue

Suite 1000E

Bethesda, Maryland 20814

(240) 497-6400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael M. Philipp

c/o Morgan Lewis & Bockius LLP

77 West Wacker Drive

Chicago, Illinois 60601

and

Richard F. Morris

c/o ProShare Capital Management LLC

7501 Wisconsin Avenue

Suite 1000E

Bethesda, Maryland 20814

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
ProShares UltraShort Silver	ZSL	NYSE Arca, Inc.
ProShares UltraShort Bloomberg Crude Oil	SCO	NYSE Arca, Inc.
ProShares VIX Short-Term Futures ETF	VIXY	Cboe BZX Exchange, Inc.
ProShares Ultra VIX Short-Term Futures ETF	UVXY	Cboe BZX Exchange, Inc.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

Change to Exchange Listing

On May 11, 2021, ProShare Capital Management LLC, on behalf of ProShares Trust II (the “Trust”) issued a press release announcing reverse share splits (each, a “Reverse Split”) on four of the Trust’s series, specifically ProShares UltraShort Silver (NYSE Arca symbol “ZSL”), ProShares UltraShort Bloomberg Crude Oil (NYSE Arca symbol “SCO”), ProShares VIX Short-Term Futures ETF (Cboe BZX Exchange symbol “VIXY”), and ProShares Ultra VIX Short-Term Futures ETF (Cboe BZX Exchange symbol “UVXY”) (each a “Fund” and collectively the “Funds”). The Reverse Splits will not change the value of a shareholder’s investment.

ProShares Ultra VIX Short-Term Futures ETF will execute a 1 for 10 Reverse Split of its shares. ProShares UltraShort Silver, ProShares UltraShort Bloomberg Crude Oil, and ProShares VIX Short-Term Futures ETF will each execute a 1 for 4 Reverse Split of its shares. The Reverse Splits will be effective at the market open on May 25, 2021, when each Fund begins trading at its respective post-Reverse Split prices. The ticker symbols for the Funds will not change, but the Funds will be issued new CUSIP numbers: ProShares UltraShort Silver (new CUSIP number “74347Y847”), ProShares UltraShort Bloomberg Crude Oil (new CUSIP number “74347Y862”), ProShares VIX Short-Term Futures ETF (new CUSIP number “74347Y854”), and ProShares Ultra VIX Short-Term Futures ETF (new CUSIP number “74347Y839”). The Reverse Splits will increase the price per share of each Fund with a proportionate decrease in the number of shares outstanding. Specifically, every 4 pre-Reverse Split shares held by a ProShares UltraShort Silver, ProShares UltraShort Bloomberg Crude Oil, or ProShares VIX Short-Term Futures ETF shareholder will result in the receipt of one post-Reverse Split share, which will be priced 4 times higher than the net asset value of a pre-Reverse Split share. Every 10 pre-Reverse Split shares held by a ProShares Ultra VIX Short-Term Futures ETF shareholder will result in the receipt of one post-Reverse Split share, which will be priced 10 times higher than the net asset value of a pre-Reverse Split share.

For Fund shareholders who hold quantities of shares that are not an exact multiple of the applicable Reverse Split ratio (i.e., not a multiple of 4 or 10, as applicable), the Reverse Split will result in the creation of a fractional share. Post-Reverse Split fractional shares will be redeemed for cash and sent to the shareholder’s broker of record. This redemption may cause some shareholders to realize gains or losses, which could be a taxable event for those shareholders.

The Sponsor announced the foregoing via a press release dated May 11, 2021. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is hereby incorporated by reference. The press release includes information relating to additional funds, none of which are series of the Trust.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release Dated May 11, 2021.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 11, 2021

ProShares Trust II

By:	/s/ Todd B. Johnson
Todd B. Johnson
Principal Executive Officer